FORM 8-A

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                      SPORT SUPPLY GROUP, INC.
        (Exact name of registrant as specified in its charter)

               Delaware                        75-2241783
(State of incorporation or organization)       (I.R.S. Employer
                                               Identification No.)

1901 Diplomat, Farmers Branch, Texas           75234 - 8914
(Address of principal executive offices)       (Zip Code)


If this form relates to the                If this form relates to
registration of a class of                 the registration of a
debt securities and is effective           class of debt securities
upon filing pursuant to the                and is to become effective
General Instruction A(c)(1)                simultaneously with the
please check the following box.[ ]         effectiveness of a concurrent
                                           registration statement under
                                           the Securities Act of 1933
                                           pursuant to General Instruction
                                           A(c)(2) please check the
                                           following box:   [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class      Name of each exchange on which
     to be so registered      each class is to be registered

             None

Securities to be registered pursuant to Section 12(g) of the Act:

          Common Stock, par value $.01 per share
                   (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered

     The description of the securities of Sport Supply Group, Inc. (the "Registrant") to be registered is incorporated herein by reference to the Registrant's Registration Statement of Form S-1, Commission File Number 33-39218, under the caption "Description of Capital Stock."

Item 2.     Exhibits

Exhibit 1.  Registrant's Amended and Restated Certificate of
            Incorporation (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Registration No. 33-80028).

Exhibit 2. Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant's Report on Form 10-K for the Fiscal Year ended November 1, 1996).

Exhibit 3. Specimen of stock certificate representing the securities registered hereunder (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-39218)

                                SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                SPORT SUPPLY GROUP, INC.


                                By:  /s/ Robert K. Mitchell
                                     Robert K. Mitchell,
                                     Chief Financial Officer

Dated:  February 6, 2001